97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Mechanics Bancorp Second Quarter Earnings Presentation July 29, 2026 Seattle, WA San Francisco, CA Los Angeles, CA 1

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 FORWARD-LOOKING STATEMENTS AND OTHER This presentation and statements made by representatives of Mechanics Bancorp (“Mechanics” or the “Company”) during the course of this presentation include “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such statements. Such forward-looking statements include, but are not limited to, statements concerning such things as the Company’s outlook, business strategy, financial condition, efforts to make strategic acquisitions, integration activities and outlook, liquidity and sources of funding, market trends, operations and business, stock repurchases, dividend payments, and the Company’s other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “probable,” “projects,” “seeks,” “should,” “track,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: substantial non-recurring and integration costs, which may be greater than anticipated due to unexpected events; failure to realize the anticipated benefits of the HomeStreet merger; our ability to effectively manage our expanded operations; negative developments and events impacting the financial services industry; the soundness of other financial institutions; our ability to maintain sufficient liquidity, or an increase in the cost of liquidity; unpredictable economic, market and business conditions; interest rate risk, and fluctuations in interest rates; inflationary pressures and rising prices; adverse changes in real estate market values; the impact of climate change, including indirectly through impacts on our customers; the adequacy of our allowances for credit losses for loans and debt securities; incurring losses in our loan portfolio despite strict adherence to our underwriting practices; fluctuations in our mortgage origination business based upon seasonal and other factors; our geographic concentration, which may magnify the adverse effects and consequences of any regional or local economic downturn; the accuracy of independent appraisals to determine the value of the real estate that secures a substantial portion of our loans; the ability of our small- to medium-sized borrowers to weather adverse business developments; our ability to fully identify and mitigate exposure to the various risks that we face, including interest rate, credit, liquidity and market risk; our ability to mitigate our exposure to interest rate risk; negative publicity regarding us, or financial institutions in general; environmental liability risk associated with our lending activities; our ability to manage risks associated with new lines of business, products, product enhancements and services; our ability to adapt our services to changes in the marketplace related to mortgage servicing or origination, technology or in changes in the requirements of governmental authorities and customers; our ability to develop, implement and maintain an effective system of internal control over financial reporting; the potential that we may identify material weaknesses in our internal control over financial reporting in the future, which may result in material misstatements of our financial statements; the potential that we may write off goodwill and other intangible assets resulting from business combinations; dependence on our management team; exposure to fraudulent and negligent acts by our customers and the parties they do business with, as well as from employees, contractors and vendors; legal claims and litigation, including potential securities law liabilities; employee class action lawsuits or other legal proceedings; our ability to raise additional capital, if needed; competition from other financial institutions and financial service companies; regulatory restrictions that may delay, impede or prohibit our ability to consider certain acquisitions and opportunities; extensive supervision and regulation that could restrict our activities and impose financial requirements or limitations on the conduct of our business and limit our ability to generate income; our ability to comply with stringent capital requirements; the impact of federal and state regulators’ examination of our business; our ability to comply with the Bank Secrecy Act and other anti-money laundering statutes and regulations; our reliance on dividends from Mechanics Bank; our ability to raise debt or capital to pay off our debts upon maturity; our level of indebtedness following the completion of the HomeStreet merger; increasing and continually evolving cybersecurity and other technological risks; our ability to adapt to rapid technological change; our ability to effectively implement new technological solutions or enhancements to existing systems or platforms; our ability to manage risks and challenges relating to the development and use of artificial intelligence; our dependence on our computer and communications systems; our ability to effectively manage and aggregate data; Ford Financial Funds and their controlled affiliates control approximately 77% of the voting power of Mechanics, and have the ability to elect all of our directors and control most other matters submitted to our shareholders for approval; we are a “controlled company” within the meaning of the rules of Nasdaq, and, as a result, we qualify for, and rely on, exemptions from certain corporate governance standards; future sales of shares by existing shareholders could cause our stock price to decline; our reliance on certain entities affiliated with the Ford Financial Funds for services; reduced disclosure requirements as a smaller reporting company; and certain of our shareholders have registration rights, the exercise of which could adversely affect the trading price of our common stock. Disclaimer 2

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Disclaimer (cont’d) FORWARD-LOOKING STATEMENTS AND OTHER (cont’d) For further discussion of such factors, see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and other reports that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Except as required by law, Mechanics does not undertake an obligation to, and disclaims any duty to, update any of the information herein. Included in this presentation are certain non-GAAP financial measures, such as Core Net Income, Return on Average Equity, Return on Average Tangible Equity, Efficiency Ratio, Book Value and Tangible Book Value per Share and Common Equity Ratio and Tangible Common Equity Ratio, which are designed to complement the financial information presented in accordance with U.S. GAAP as management believes such measures are useful to investors to assess use of equity and financial performance. These non-GAAP financial measures should be considered only as supplemental to, and not superior to, financial measures provided in accordance with GAAP. Please refer to the “Non-GAAP Financial Measures and Reconciliations” section of the appendix of this presentation for additional detail including reconciliations of non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP. Presentation of Results – HomeStreet Bank Merger On September 2, 2025, the merger of HomeStreet Bank, the wholly owned subsidiary of Mechanics Bancorp (formerly known as HomeStreet, Inc.) with and into Mechanics Bank, was completed. Mechanics Bank is the accounting acquirer (legal acquiree), HomeStreet Bank is the accounting acquiree and Mechanics Bancorp is the legal acquirer. Mechanics’ financial results for all periods ended prior to September 2, 2025 reflect Mechanics Bank’s historical financial results on a standalone basis and results of the combined company beginning September 2, 2025. In addition, for periods prior to September 2, 2025, the number of shares issued and outstanding, earnings per share, and all references to share quantities or metrics of Mechanics have been retrospectively restated to reflect the equivalent number of shares issued in the merger since the merger was accounted for as a reverse acquisition. As the accounting acquirer, Mechanics Bank remeasured the identifiable assets acquired and liabilities assumed in the merger as of September 2, 2025 at their acquisition date fair values. The estimates of fair value were recorded based on valuations as of the merger date. These estimates are considered preliminary as of June 30, 2026, are subject to change for up to one year after the merger date, and any changes could be material. Adoption of Purchased Seasoned Loans Accounting Standard The Company early adopted Accounting Standards Update (“ASU”) 2025-08, “Financial Instruments–Credit Losses (Topic 326): Purchased Loans,” during the fourth quarter of 2025. This new standard, which the Company elected to early adopt as of January 1, 2025, requires acquired loans that meet certain criteria at acquisition (purchased seasoned loans) to be recognized at their purchase price plus the amount of the allowance for expected credit losses (gross-up approach). As a result, for purchased seasoned loans acquired in the HomeStreet merger, the Company established an allowance for credit losses of $20.3 million at the date of acquisition for these loans and reversed the provision for credit losses recorded in the third quarter of 2025, and recorded it as part of the acquired loans initial amortized cost basis. Required disclosures regarding the impact of the adoption were presented when the Company filed its Annual Report on Form 10-K for the year ended December 31, 2025. In addition, third quarter 2025 results will be retrospectively adjusted when the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. The impact of the adoption is reflected in the respective comparative prior period results presented in this presentation for the third and fourth quarter of 2025. General Note The sum of the amounts in tables and charts may not equal the total amounts presented due to rounding. 3

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 ▪ Mechanics Bancorp reported net income of $57.7mm in Q2’26 ▪ Fully diluted EPS of $0.25, BVPS of $12.15 and TBVPS of $7.561 ▪ ROAA of 1.09% and ROATCE of 14.4%1 ▪ $0.70 per share of dividends paid in Q2’26 (Class A) and $1.10 per share of dividends paid YTD (Class A) ▪ Q2’26 had several non-core gains and expenses: ▪ ~$2.2mm of one-time non-interest income items: ▪ $1.8mm MSR valuation adjustment, $0.9mm DUS business line sale true-up and ($0.6mm) loss on sale of property ▪ ~$5.9mm of merger expenses, primarily severance ▪ $59.0mm of core net income (core ROAA of 1.11% and core ROATCE of 14.7%)1 ▪ Total assets of $21.2bn, total gross loans of $13.6bn, total deposits of $18.1bn and tangible common equity of $1.75bn1 ▪ Deposits decreased $153mm in Q2’26, with $199mm of the decline in higher-cost CDs; non-maturity deposits grew modestly, but with some mix shift out of non-interest-bearing ▪ Intangibles decreased $107mm, driven by DUS business line sale closing during the quarter ▪ 14.4% CET1 ratio and 8.7% Tier 1 Leverage ratio ▪ 0.6 basis points ($220k) of non-auto NCOs ▪ ACL equal to 1.12% of total loans; 2.57x ACL / NPAs ▪ 1.25% cost of deposits in Q2’26 and 1.28% spot cost at 6/30/26 ▪ 3.62% NIM in Q2’26 (1bp increase) with 75% L/D ratio ▪ 342% CRE concentration ratio at 6/30/2026; 97% ex MF Mechanics Bancorp 2nd Quarter 2026 Financial Highlights 4 1 Non-GAAP measure. Refer to section “Non-GAAP Financial Measures and Reconciliations” in the back of this presentation 2nd Quarter 2026 Financial Highlights Condensed Balance Sheet ($ in millions, except per share data) Q2 '26 Q1 '26 Q2 '25 Cash & Investments 6,007$ 5,780$ 6,033$ Net Loans, including HFS 13,429 13,700 9,172 Goodwill & Intangible Assets 941 1,049 877 Other Assets 854 860 490 Total Assets 21,231$ 21,389$ 16,571$ Total Deposits 18,089$ 18,243$ 13,969$ Long-Term Debt and Other Borrowings 210 129 - Other Liabilities 241 226 186 Total Shareholders' Equity 2,690 2,791 2,417 Total Liabilities & Equity 21,231$ 21,389$ 16,571$ Book value per share 12.15$ 12.61$ 11.96$ Tangible book value per share 1 7.56$ 7.53$ 7.26$ Condensed Income Statement (in thousands, except per share data) Q2 '26 Q1 '26 Q2 '25 Net Interest Income 177,173$ 179,045$ 130,128$ Provision / (Reversal of Provision) (2,767) 7,767 (369) Non-Interest Income 23,796 21,020 19,625 Non-Interest Expense 124,474 130,427 91,080 Pre-Tax Income 79,262$ 61,871$ 59,042$ Taxes 21,561 17,781 16,557 Net Income 57,701$ 44,090$ 42,485$ Diluted weighted-average shares outstanding * 221,338 221,203 200,953 Diluted earnings per share * 0.25$ 0.19$ 0.20$ * Class A Financial Ratios Q2 '26 Q1 '26 Q2 '25 ROAA 1.09% 0.82% 1.03% ROATCE 1 14.4% 11.1% 11.8% Net Interest Margin 3.62% 3.61% 3.44% Efficiency Ratio 1 58.4% 61.6% 59.0% Ending FTE 1,756 1,890 1,303 Loans to Deposits 75% 76% 66% ACL / Total Loans 1.12% 1.13% 0.74% Tier 1 Leverage Ratio 8.7% 8.7% 10.2%

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Mechanics Bancorp Strategic Update 5 ➢ We substantially completed our HomeStreet merger integration during the second quarter ➢ A highly successful merger both financially and strategically, but a heavy operational lift across the enterprise and it’s good to get back to “business as usual” ➢ $5.9mm of merger expenses during the 2nd quarter, primarily due to severance as FTE declined from 1,890 to 1,756 ➢ Non-interest expense will continue to decline and we still expect ~$430mm run-rate NIE (ex. CDI amort.) by Q4 ➢ Legacy HomeStreet CD runoff continues, but we expect the pace of CD declines to slow and stabilize in the next two quarters; non-maturity deposit attrition remains minimal post core conversion ➢ The sale of our Fannie Mae DUS business line to Fifth Third closed in the second quarter for ~$126mm ➢ Strong earnings, deleveraging of the balance sheet post-merger and the successful DUS business line sale generated substantial capital in the first half of 2026, with $255mm, or $1.10 per share (Class A), in dividends paid so far this year ➢ In addition, we still have ~$100mm of excess capital above our 8.25% Tier 1 Leverage ratio target at 6/30 ➢ We expect to pay a ~$56mm dividend, or $0.25 per share (Class A), in Q3 and then a ~$75mm to ~$100mm dividend in Q4, subject to Board and regulatory approval ➢ We can also efficiently use the excess capital generated by a smaller, lower-risk balance sheet to enhance future earnings and expect to execute a modest restructuring of our remaining low-yielding AFS securities in Q3 ➢ Plan to sell ~$310mm of ~1.78% yield AFS securities and re-invest in MBS at current market rates (~5.50%), which will result in a ~$25mm after-tax loss in Q3 that will be earned back in 4-5 years ➢ The AFS restructure will improve our near-term NIM, but we expect that benefit to be somewhat offset over time by increased deposit pricing pressure and continued auto runoff (we continue to assume a flat forward rate environment) ➢ We will evaluate a sale of our remaining auto loans in the coming quarters and, if it happens, it will be at a modest loss ➢ We continue to expect a ~17-18% ROATCE and ~1.3-1.4% ROAA in 2027 and beyond

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Key Stats vs. $10–100bn public U.S. banks Mechanics Bancorp Overview Source: S&P Global Market Intelligence; Note: Projections per Mechanics management; Financial data as of June 30, 2026, unless otherwise specified; market data as of 7/13/2026 1 Includes banks headquartered in California, Oregon and Washington with less than $250bn in total assets CoD: 1.25% U.S. banks: 1.76% #11 of 79 NIB: 35% U.S. banks: 25% #4 of 79 Dividend yield: ~7% U.S. banks: 3% #1 of 79 ROATCE: ~17% U.S. banks: 14.3% #9 of 79 As of MRQ: CET1: 14.4% U.S. banks: 12.3% #13 of 79 RWA / assets: 58% U.S. banks: 77% #2 of 79 $21.2bn Total assets 166 Branches #4 / #4 CA / West Coast market share by deposits1 Mechanics Bancorp Overview 6 2027E: As of MRQ: As of MRQ: 2027E: 2027E: San Francisco Oakland 880 680 680 90 5 5 Santa Barbara Bakersfield CA OR WA 8 10 40 15 5 5 90 82 182 84 105 405 210 Palm Springs San Diego Los Angeles Santa Maria Santa Barbara Bakersfield Fresno Salinas San Francisco Sacramento Yuba City Chico Redding Seattle Seattle Everett Tacoma Olympia Vancouver Portland 705 Hilo Legend Mechanics (166) HI Honolulu 16% 38% 30% 6% 4% $13.6bn CRE C&I 1-4 Family Cons. / Other Auto 35% 46% 7% 11% $18.1bn Noninterest- bearing Interest-bearing transaction Savings Time Loans Multifamily C&D Deposits 3% 3% In runoff

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 4th Largest California and 4th Largest West Coast Bank by Deposits Top West Coast Headquartered Banks by Deposits Top California Headquartered Banks by Deposits Significant Scarcity Value in Desirable West Coast and California Markets $47.5 $21.8 $16.7 $15.3 $14.8 $9.7 $8.7 $5.7 $5.4 $5.2 $53.5 $49.7 $21.8 $19.0 $16.7 $15.7 $15.5 $14.0 $10.3 $8.7 Includes banks headquartered in California, Oregon and Washington with less than $250bn total assets; California, Oregon and Washington deposits shown Includes banks headquartered in California with less than $250bn total assets; California deposits shown 7Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2025

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Top 10 Deposit Share in Many Attractive West Coast Markets Top West Coast Markets Seattle San Francisco Los Angeles San Luis Obispo Santa Barbara Salinas Ventura Riverside El Centro Siskiyou county $3.8 | #10 $1.1 | #6 $3.2 | #9 $2.1 | #29 $1.5 | #2 $1.0 | #4 $0.8 | #17 $0.6 | #7 $0.4 | #1 $0.8 | #6 Top 10 10–20 >20 California and Washington are Especially Attractive Markets Deposits ($bn) | Rank California is the 2nd largest deposit market in the U.S. California and Washington are in top 10 states for household income¹: WA (#6): $105,600 CA (#5): $105,700 California and Washington are central hubs for leading technology, media and healthcare companies California and Washington are home to many exceptional universities and academic institutions California has the 5th largest economy in the world by GDP Seattle is one of the fastest growing large cities in the United States 8 Honolulu $0.6 | #1 Sacramento $0.4 | #18 Chico $0.4 | #9Bakersfield $0.3 | #8 Merced $0.3 | #5 Source: Public Policy Institute of California; S&P Global Market Intelligence; Note: Branch and deposit data as of June 30, 2025 ¹ Represents current median household income; excludes District of Columbia

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 49 144 144 130 115 115 112 112 166 166 4.6 13.3 13.5 15.7 16.8 15.5 14.3 13.9 18.0 18.1 0.1 1.4 1.1 0.7 1.5 $4.7 $14.7 $14.6 $16.3 $16.8 $15.5 $14.3 $13.9 $19.5 $18.1 0.25% 0.38% 0.36% 0.14% 0.04% 0.25% 1.04% 1.38% 1.45% 1.25% Pre- Rabo¹ Post- Rabo¹ Q4'19 Q4'20 Q4'21 Q4'22 Q4'23 Q4'24 Q3'25 Q2'26 9/2/2025: HMST acquisition closes 0.00% 2.00% 4.00% 6.00% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Exceptional Deposit Franchise ▪ One of the most attractive, high-quality deposit franchises in the U.S. ▪ Average account size of $43k and an average account tenure of 19 years ▪ Well-balanced mix of deposits (49% consumer, 43% commercial, 8% public) with no brokered deposits ▪ Prior to the HomeStreet acquisition, core deposits increased by over $0.6 billion (5%) since Rabobank deal despite closing 32 branches (22%) ▪ Following HomeStreet acquisition, $1.5 billion of “hot” CDs have run off, creating excess capital that can be deployed elsewhere ▪ Mechanics ranks as one of the top banks nationally² on cost of deposits and non-interest-bearing deposits (%) – #31 and #13 out of 245 banks, respectively ▪ Cumulative deposit beta meaningfully below the top quartile of KRX banks Core deposits Non-core deposits Cost of deposits 0.25% 0.10% 0.15% Fed Funds KRX³ cost of deposits Key Highlights of Mechanics’ Deposit Franchise Deposit Breakdown Since Rabobank Acquisition Deposit Costs and Non-interest-Bearing Balances Cost of Deposits in Current Rate Cycle $bn USD 2021 20232022 2024 3.75% 1.25% 1.85% Percentage Non-Interest-Bearing Deposits (MRQ)² Industry² Rank: 13 of 245 35% Cost of Deposits (MRQ)² 1.25% Industry² Rank: 31 of 245 Branches 8/31/2019: Rabobank acquisition closes 9 Source: FactSet, S&P Global Market Intelligence; Note: Financial data as of most recent quarter available; ¹ Pre-Rabo represents Q4’18, post-Rabo represents Q3’19; ² Includes U.S. publicly traded banks above $2bn in total assets; ³ Represents the Nasdaq Regional Banking Index; ⁴ Represents change in cost of deposits as percentage of change in Fed Funds target from December 31, 2021 to September 17, 2024 (525 bps) 2025 2026 Cost of deposits Cumulative Deposit Beta⁴ Beta 22% KRX Beta 32% 25th Percentile of Bank Cohort 26% 50th Percentile of Bank Cohort 32% 75th Percentile of Bank Cohort 38%

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 (0.05%) 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Consistently Superior Credit Quality Commercial banks 10 0.13% 0.01% Commercial NCOs / Average Loans Related to two legacy Rabobank N.A. loans (~$6mm) Mechanics’ loan portfolio has delivered consistently superior credit quality for the past decade Source: FactSet, S&P Global Market Intelligence; Note: Financial data as of most recent quarter available Related to legacy HomeStreet loans (~$7mm)

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Low-Cost Deposits Deliver Superior Returns Despite Low-Risk Assets 11 Exceptional funding base and enterprise efficiency results in leading performance and capital returns despite low-risk asset strategy 58% RWA / Assets of $10–100bn U.S. public banks Cost of Deposits of $10–100bn U.S. public banks Rank: #2 of 79 LOW-RISK ASSET STRATEGY LOW-COST DEPOSIT BASE 1.25% Rank: #11 of 79 17% 2027E ROATCE of $10–100bn U.S. public banks Rank: #9 of 79 SUPERIOR PROFITABILITY 7% 2027E Dividend Yield of $10–100bn U.S. public banks Rank: #1 of 79 MARKET-LEADING DIVIDEND YIELD Source: S&P Global Market Intelligence Note: Projections per Mechanics Management; Financial data as of most recent quarter available; market data as of 7/13/2026

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Premier community bank in attractive West Coast markets (#4 CA and #4 West Coast bank by deposits¹) Leading profitability (~17% 2027E ROATCE) despite low-risk assets (58% RWA / Assets) Simple and efficient business model – straightforward asset strategy powered by great deposits Core-funded franchise with an exceptional track record of credit outperformance Strongly capitalized and highly liquid balance sheet (~70% 2027E L/D, ~14% 2027E CET1) Capital efficient with market-leading dividend yield (~7% projected for 2027E) Strong alignment between public investors and Ford Financial Fund (74% economic ownership) Experienced management team with strong operating and M&A backgrounds Compelling Investment Thesis ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Note: Projections per Mechanics management ¹ Includes banks headquartered in California, Oregon, and Washington with less than $250bn total assets 12

Second Quarter 2026 Financial Drivers 26 13

Net Interest Income & Margin Average Earning Assets and NIM Trends 1 Key Highlights 14 Average Earning Assets Mix Trend ($ in billions) ➢ Q2‘26 net interest income decreased $1.9 million, or 1.0%, to $177.2 million from $179.0 million for Q1‘26 ➢ Net interest margin increased 1 bp during the second quarter, driven primarily by deliberate run off of high- cost CDs ➢ Q2’26 interest income included $13.2 million of discount accretion on the loans acquired in the HomeStreet acquisition (~$136 million of remaining discount on acquired HomeStreet loans at 6/30/2026) * Investments includes Securities and FHLB stock and other investments 1 Prior period comparative disclosure for the third and fourth quarter of 2025 have been adjusted to reflect the impact of the adoption of ASU 2025-08 $15.2 $17.2 $20.7 $20.1 $19.7 3.44% 3.33% 3.50% 3.61% 3.62% Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Average Earning Assets NIM 62% 64% 69% 70% 70% 29% 25% 25% 28% 28% 9% 11% 5% 3% 2% Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Loans Investments Cash

Low-Yielding Legacy Earning Asset Re-Pricing Forecast

- Legacy unmarked earning asset repricing remains a key driver of future net interest income growth as ~$4.8 billion of low-yielding, COVID-era assets (weighted average yield of 3.12%) run off and are reinvested at current market rates

	2H '26	2027	2028	2029	2030	2031	2032	2033 & Later	Total
Principal Cash Flows									
HTM Securities	$53	$101	$100	$115	$243	$221	$78	$373	$1,284
SFR Loans	63	123	129	131	118	113	110	858	1,647
Multifamily Loans	237	417	451	294	194	131	136	8	1,869
Total Principal Cash Flows	**$353**	**$641**	**$680**	**$541**	**$556**	**$465**	**$324**	**$1,239**	**$4,799**
Cumulative Principal Cash Flows	**353**	**994**	**1,674**	**2,215**	**2,770**	**3,236**	**3,560**	**4,799**	**4,799**
Cumulative Principal Cash Flows / Total	**7%**	**21%**	**35%**	**46%**	**58%**	**67%**	**74%**	**100%**	**100%**
Roll-Off Yields									
HTM Securities	1.74%	1.73%	1.70%	1.66%	1.35%	1.60%	1.68%	1.70%	1.62%
SFR Loans	2.54%	2.81%	3.21%	3.42%	3.24%	3.37%	3.56%	3.71%	3.47%
Multifamily Loans	4.30%	3.64%	3.58%	3.88%	3.83%	3.97%	4.41%	4.91%	3.85%
Total Roll-Off Yields	**3.61%**	**3.17%**	**3.24%**	**3.29%**	**2.62%**	**2.70%**	**3.46%**	**3.11%**	**3.12%**
Replacement Yields									
New Securities	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%
New SFR Loans	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
New Multifamily Loans	5.80%	5.80%	5.80%	5.80%	5.80%	5.80%	5.80%	5.80%	5.80%
Total Replacement Yields	**5.79%**	**5.79%**	**5.79%**	**5.78%**	**5.71%**	**5.71%**	**5.80%**	**5.85%**	**5.79%**
Earnings Pickup									
Annual Run-Rate Pre-tax Income Pickup	$7.7	$16.8	$17.4	$13.5	$17.2	$14.0	$7.6	$33.9	$128.0
Cumulative Annual Run-Rate Pre-tax Income Pickup	$7.7	$24.5	$41.9	$55.4	$72.5	$86.5	$94.1	$128.0	$128.0
Tax Effect (@ 26.5%)	2.0	6.5	11.1	14.7	19.2	22.9	24.9	33.9	33.9
Cumulative Annual Run-Rate Net Income Pickup	**$5.7**	**$18.0**	**$30.8**	**$40.7**	**$53.3**	**$63.6**	**$69.1**	**$94.1**	**$94.1**

Mechanics

Notes: Management estimates based on contractual cash flows and internal asset-liability modeling prepay assumptions. Multifamily loans assumed to re-finance at reset dates. Assumes static forward rate environment

15

Net Interest Income Analysis – Variable Assets / Deposits 16 ➢ Net interest income remains sensitive to changes in short-term interest rates, as we have ~$4.6 billion in greater balances of rate sensitive deposits than we do floating rate assets Notes: Illustrative example based on management’s internal estimates of how variable assets and deposits will re-price based on changes to short- term interest rates. Rate sensitive deposits includes CDs. Floating rate loans reflect balances that amortize, mature, or re-price within the next 3 months As of 06/30/26 Rates Up and Down Monthly NII Increase / (Decrease) $ in thousands Balance Spot Rate Monthly Interest -50 bps -25 bps 0 bps +25 bps +50 bps -50 bps -25 bps 0 bps +25 bps +50 bps Fed Cash 313,398 3.65% 953 3.15% 3.40% 3.65% 3.90% 4.15% (131) (65) - 65 131 Floating Rate Securities 873,105 4.79% 3,485 4.29% 4.54% 4.79% 5.04% 5.29% (364) (182) - 182 364 Floating Rate Loans 2,675,197 5.82% 12,984 5.32% 5.57% 5.82% 6.07% 6.32% (1,115) (557) - 557 1,115 Total Floating Assets 3,861,700 5.41% 17,422 4.91% 5.16% 5.41% 5.66% 5.91% (1,609) (805) - 805 1,609 Rate Sensitive Deposits 8,422,008 2.74% 19,230 2.40% 2.57% 2.74% 2.91% 3.09% (2,397) (1,189) - 1,189 2,397 Non-Rate Sensitive Deposits 9,667,429 0.01% 57 0.01% 0.01% 0.01% 0.01% 0.01% - - - - - Total Deposits 18,089,437 1.28% 19,287 1.12% 1.20% 1.28% 1.36% 1.44% (2,397) (1,189) - 1,189 2,397 Monthly Net Interest Income - Increase / (Decrease) 788 385 - (385) (788) Annual Net Interest Income - Increase / (Decrease) 9,452 4,620 - (4,620) (9,452)

Non-Interest Income Non-Interest Income Trend Non-Interest Income Mix (ex Bargain Purchase Gain) Key Highlights 17 ($ in millions) ➢ Q2’26 non-interest income increased $2.8 million, or 13%, to $23.8 million from $21.0 million in Q1’26 ➢ Q2’26 included $2.2 million of non-recurring income • $1.8mm MSR valuation adjustment • $0.9mm FNMA DUS true-up • ($0.6mm) loss on sale of property ➢ The remaining increase was driven by $0.4 million of higher trust fees and $0.5 million of greater bankcard royalty income, partially offset by $0.3 million of lower loan servicing income *Other includes income from bank-owned life insurance and other income $19.4 $23.4 $90.4 $55.1 $19.6 $109.8 $78.5 $21.0 $23.8 Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Non-Interest Income Bargain Purchase Gain 28% 30% 27% 29% 25% 16% 16% 15% 15% 15% 1% 4% 8% 9% 7% 15% 18% 18% 19% 17% 39% 33% 32% 29% 36% Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Deposit Charges Trust Fees Servicing Income ATM Network Fees Other

Non-Interest Expense

Non-Interest Expense Trend [1, 2]


($ in millions)
$163.3
62.6%
$63.9
$99.5
59.0%
$91.1
$5.6
$85.4
$129.5
$3.5
46.7%
$126.0
$130.4
61.6%
$4.8
$125.6
$124.5
58.4%
$5.9
$118.6
Q2 '25
Q3 '25
Q4 '25
Q1 '26
Q2 '26
Total NIE
Acquisition and Integration Costs
Non-Interest Expense, excl Acq Costs
Efficiency Ratio

Non-Interest Expense (ex Acquisition and Integration Costs)


17%
3%
7%
17%
56%
19%
4%
6%
17%
54%
17%
6%
5%
17%
54%
17%
6%
5%
18%
55%
17%
6%
6%
17%
53%
Q2 '25
Q3 '25
Q4 '25
Q1 '26
Q2 '26
Salaries & Benefits
Professional Services
Other
Occupancy & Equipment
Amortization of Intangibles

*Other includes FDIC assessments and regulatory fees, data processing, loan related, marketing and advertising, other real estate owned related and other expense

Key Highlights

- Q2'26 non-interest expense decreased $6.0 million, or 4.6%, to $124.5 million from $130.4 million in Q1'26
- Merger-related costs during Q2'26 were $5.9 million compared to $4.8 million in Q1'26, primarily comprised of merger-related severance
- Excluding merger-related costs, non-interest expense decreased $7.1 million during Q2'26 primarily due to staffing and core conversion synergies realized during the quarter
- Q2'26 Efficiency Ratio decreased to 58.4%, compared to 61.6% in Q1'26
- $445 million of annualized core non-interest expense in Q2'26 (excluding CDI amortization)
- $7.2 million of CDI amortization in Q2'26 (reduces GAAP net income but increases regulatory capital)

[1] Efficiency Ratio is a Non-GAAP measure. Refer to section "Non-GAAP Financial Measures and Reconciliations" in the back of this presentation
[2] Prior period comparative disclosure for the third and fourth quarter of 2025 have been adjusted to reflect the impact of the adoption of ASU 2025-08

Mechanics

18

Loan Portfolio Overview

Loan Balance and Yield Trends [1]



($ in billions)
14.6
11.0
14.2
14.4
5.34%
13.9
14.0
5.25%
13.6
13.7
5.22%
5.16%
5.08%
9.2
9.3
Q2 '25
Q3 '25
Q4 '25
Q1 '26
Q2 '26
Loans
Avg Loans
Loan Yield

Quarter-over-Quarter Loan Metrics [1]

($ in millions)

	Q1 '26		Q2 '26	
	Balance	Avg Yield	Balance	Avg Yield
Loans HFS	5	4.97%	5	6.07%
Commercial and Industrial	460	6.04%	440	7.08%
Multifamily	5,292	5.03%	5,223	4.95%
CRE Non-owner Occupied	1,712	5.00%	1,615	5.04%
CRE Owner Occupied	587	5.65%	512	5.89%
Construction and Land	400	6.82%	361	6.87%
Residential Real Estate	4,017	5.08%	4,108	4.97%
Auto	640	6.46%	510	6.47%
Other Consumer	746	5.35%	807	5.37%
Total Loans	**13,857**	**5.25%**	**13,582**	**5.22%**

Key Highlights

- Q2'26 loan interest income decreased $3.0 million, or 1.7%, to $178.2 million from $181.2 million in Q1'26
- Loan yields decreased 3 bps in Q2'26, driven by slightly lower contractual yields from mix shift
- Multifamily and SFR loan yields decreased by 8 bps and 11 bps, respectively, due to lower discount accretion and lower contractual yields
- C&I yields increased as a result of $1 million of discount accretion recognized on a small subset of loans
- The Bank's CRE concentration ratio decreased to 342% in Q2'26 from 348% at the end of the Q1'26
- The Bank originated $756 million of loan commitments predominantly in Construction, SFR and Other Consumer (Inclined – loans against the cash surrender value of whole life insurance policies)
- The Bank sold $32 million of loans during the quarter ($8 million of Multifamily DUS and $24 million of SFR)

[1] Prior period comparative disclosure for the third and fourth quarter of 2025 have been adjusted to reflect the impact of the adoption of ASU 2025-08

Mechanics

19

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Granular, Low-Risk Commercial Lending with a Multifamily Focus ✓ Mechanics Bank’s commercial lending is highly granular and well-diversified across both collateral types and geography ✓ Focus on multifamily lending, with an emphasis on Southern California (54% of total multifamily) ▪ Average multifamily loan size of $4.0 million, with average LTV¹ of 56% and average DCR² of 1.55x ✓ Modest CRE concentrations in retail and office ▪ Average size of CRE retail and office loans are $3.3 and $1.9 million, respectively ▪ Average CRE retail LTV¹ of 49% and DCR² of 1.94x; average CRE office LTV¹ of 52% and DCR² of 1.72x ▪ CRE office decreased by $85 million in Q2’26 (13%) ✓ Total CRE3 of ~$7.3bn, with 71% in lower risk-profile multifamily loans ▪ CRE concentration of 342% as of June 30, 2026; 97% ex-multifamily ▪ Seven CRE office loans totaling $35 million in central business districts of Los Angeles, Oakland, San Francisco and Seattle ✓ Continued focus on reducing HomeStreet syndicated loans over time (~$142 million in UPB at 9/30/25, ~$69 million at 06/30/26) ✓ No loans to non-depository financial institutions (NDFI). Technology-related exposure <1% of C&I Portfolio ✓ Realized a ~$7 million net charge off on a Legacy HomeStreet syndicated C&I credit in Q4’25 (identified during due diligence and fully reserved for). Other Legacy HomeStreet Commercial NCO since merger totals ~$100K CRE composition: Q2’26C&I breakdown: Q2’26 CRE geography: Q2’26 20 Multifamily, 71% Retail, 9% Office, 8% Industrial, 7% Special Purpose, 3% Hotel, 2% Mixed use, 1% ~$7.3bn Note: Financial data as of June 30, 2026; ¹ LTV defined as current loan balance divided by most recent appraisal; CRE LTV does not include multifamily; ² DCRs based on most recent review (origination in instances where loan is below review threshold); CRE DCRs exclude owner-user loans; 3 Total CRE excludes construction and land development; 4 No Industry <1% of balance Los Angeles, 32% Central Valley, 5% East Bay, 7% Central Coast, 7% San Diego, 5% Inland Empire, 7% South Bay, 5% North Bay, 2% Sacramento, 3% San Francisco, 2% Other States, 6% Orange, 4% Northern California, 2% ~$7.3bn Washington, 10% Retail, 5% Gov’t & Education, 5% Comm’l Serv, 2% Manufacture, 3% Utilities, 10% Real Estate Activities, 11% Equipment & Machinery, 5% Entertainment & Recreation, 9% Construction / Contractor, 22% Pharmaceuticals / Healthcare, 12% ~$0.4bn Oregon, 5% Other4, 16%

Asset Quality NCOs / Average Loans Loan Loss Reserves / NPAs NPAs / Assets Loan Loss Reserves / Loans HFI 21 * Ratios are annualized 3.54x 2.60x 2.96x 2.95x 2.57x Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Loan Loss Reserves / NPAs 0.74% 1.16% 1.08% 1.13% 1.12% Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Loan Loss Reserves / Loans HFI 0.31% 0.28% 0.15% 0.12% 0.09% 0.01% 0.04% 0.23% 0.01% 0.32% 0.32% 0.38% 0.12% 0.10% Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Auto NCOs / Avg Loans Non-Auto NCOs / Avg Loans 0.06% 0.26% 0.21% 0.23% 0.26% 0.06% 0.02% 0.02% 0.02% 0.02% 0.12% 0.29% 0.23% 0.25% 0.28% Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Non-Auto NPAs / Assets Auto NPAs / Assets

Securities Portfolio Securities Balance and Yield Trends Quarter-over-Quarter Loan Metrics Key Highlights Quarte -over-Quarte Securities Metrics 22 4.0 4.9 5.4 5.3 5.5 4.3 4.2 5.1 5.4 5.4 3.88% 3.76% 3.86% 3.97% 3.97% Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Securities Avg Securities Securities Yield ($ in billions) ($ in millions) Q1 '26 Q2 '26 Balance Avg Yield Balance Avg Yield Agency MBS/CMO 3,797 4.08% 3,964 4.08% Agency CMBS 669 2.71% 664 2.62% Municipals 473 4.16% 476 4.21% Corporates 51 6.33% 45 6.58% CLOs 230 4.85% 231 5.08% Treasuries 70 3.78% 67 3.92% Agency Debentures 7 5.18% 6 5.23% Total Securities 5,297 3.97% 5,453 3.97% ➢ Q2‘26 securities interest income, yield and average balances were consistent with Q1’26 ➢ The ending securities portfolio increased $156 million during the quarter primarily due to additional agency MBS securities purchases.

Deposits Overview Deposit Balance and Cost Trends Quarter-over-Quarter Loan Metrics Key Highlights Quarter-over-Quarter Deposit Metrics 23 14.0 19.5 19.0 18.2 18.1 13.9 15.8 19.2 18.5 18.1 1.39% 1.45% 1.43% 1.28% 1.25% Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Deposits Avg Deposits Deposits Rate ($ in billions) ($ in millions) ➢ Q2‘26 deposit interest expense decreased $1.8 million, or 3%, to $56.5 million from $58.3 million for Q1 ’26 ➢ Cost of deposits decreased 3 bps in Q2’26, driven primarily by the deliberate run off of high-cost Legacy HomeStreet time deposits ➢ Non-maturity deposits increased $46 million in Q2’26 driven by growth in money market deposits ➢ Deposit balances decreased $153 million during the second quarter, with $199 million of the decline in high-cost time deposits ➢ Spot cost of deposits at 6/30/2026 was 1.28% (see next page for a detailed stratification) Q1 '26 Q2 '26 Balance Avg Cost Balance Avg Cost Noninterest-bearing Demand 6,512 - 6,421 - Savings 1,363 0.03% 1,329 0.02% Interest-bearing Demand 1,767 0.49% 1,671 0.43% Money Market 6,456 2.48% 6,723 2.58% Time Deposits 2,145 2.80% 1,945 2.45% Total Deposits 18,243 1.28% 18,089 1.25%

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Mechanics Bank Deposit Stratification at 6/30/2026 24Note: Financial data as of June 30, 2026; ¹ Represents spot rate as of June 30, 2026 Mechanics Bank Deposits ($ in millions, except account data) Segment Number of Accounts Deposit Balance ($) Deposit Balance (%) Avg Account Size ($) Relationship Weighted Age (yrs) Cost1 (%) Consumer 346,311 8,883 49% 25,650 19.9 1.23% Business 68,148 7,829 43% 114,878 16.2 1.11% Public 1,148 1,378 8% 1,200,310 28.5 2.56% Total 415,607 18,089 100% 43,525 19.0 1.28%

➢ Mechanics Bancorp’s capital ratios exceed minimums to be “well-capitalized” and meet all regulatory capital requirements and internal policy limits ➢ The sale of the DUS business line in Q2’26 significantly reduced risk-weighted assets, bolstering risk-based capital ratios ➢ Available liquidity totaled approximately $15.9 billion at 6/30/26, a decrease of $0.4 billion relative to 3/31/26 Capital and Liquidity Update Capital Ratios Trend (%) 1 Quarter-over-Quarter Loan Metrics Key Highlights Av ilable Funding Capacity Trend 25 ($ in billions) Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Excess Reserves at FRB 1.9 1.2 0.8 0.3 0.3 FHLB, FRB & Other borrowing lines 10.6 13.2 15.8 15.4 15.3 Other Unencumbered Securities 0.7 0.4 0.4 0.6 0.3 Total 13.2$ 14.8$ 17.0$ 16.3$ 15.9$ 1 Regulatory capital ratios at June 30, 2026 are preliminary 10.2 10.3 8.7 8.7 8.7 18.3 13.4 14.1 13.9 14.4 19.1 15.6 16.3 16.2 16.7 Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Tier 1 Leverage Tier 1 Risk-based Total Risk-based

Appendix 26 26

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Details on Mechanics Bank Standalone CRE Portfolio 27 Collateral Type Balance % of Owner-occupied LTV1 Avg Size Total classified Non-owner classified Owner classified Total NPL Multifamily $5,223 0% 56% $4.0 $121 $121 $0 $2 Retail 648 6% 49% 3.3 13 12 1 0 Office 561 24% 52% 1.9 42 40 2 5 Industrial / Warehouse 487 40% 45% 2.0 3 3 0 0 Special Purpose 226 59% 42% 2.9 12 0 12 0 Hotel / Motel 131 0% 48% 4.7 14 14 0 0 Mixed Use 75 16% 42% 1.4 0 0 0 0 Total $7,351 7% 53% $3.4 $204 $189 $15 $7 Collateral Type Balance 2026 2025 2024 2023 2022 2021 2020 or earlier Multifamily $5,223 2% 1% 3% 8% 44% 23% 20% Retail 648 0% 2% 1% 1% 17% 6% 73% Office 561 0% 1% 1% 2% 22% 13% 62% Industrial / Warehouse 487 1% 5% 3% 3% 30% 11% 47% Special Purpose 226 2% 1% 0% 5% 31% 6% 55% Hotel / Motel 131 0% 0% 0% 10% 5% 22% 63% Mixed Use 75 0% 0% 0% 2% 15% 0% 82% Total $7,351 1% 1% 3% 7% 37% 19% 32% CRE by collateral ($mm) CRE by collateral and origination vintage ($mm) Source: Mechanics management; Note: Financial data as of June 30, 2026; 1 LTV defined as current loan balance divided by most recent appraisal

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Details on Mechanics Bank Standalone CRE Portfolio (cont’d) 28 Collateral Type Multifamily Retail Office Industrial / Warehouse Special Purpose Hotel / Motel Mixed Use Total Collateral Type Multifamily Retail Office Industrial Special Purpose Hotel/Motel Mixed Use Total Greater than $20MM $638 $21 $45 $20 $41 $0 $0 $765 $10MM - $20MM 1,323 163 145 72 43 58 0 1,802 $5MM - $10MM 1,128 202 119 122 75 47 28 1,722 $1MM - $5MM 2,003 232 182 220 52 23 33 2,744 Less than $1MM 132 29 71 53 15 2 14 317 Total $5,223 $648 $561 $487 $226 $131 $75 $7,351 Count 1,296 199 289 247 77 28 55 2,191 Average size $4.0 $3.3 $1.9 $2.0 $2.9 $4.7 $1.4 $3.4 Source: Mechanics management; Note: Financial data as of June 30, 2026 1632 78 CRE by collateral and reset/maturity ($mm) 24% 44% 38% 26% $1,188 43 35 46 178 245 82 59% 52% 28% 36 $729 0 3 $1,331 CRE by loan size and collateral ($mm) Balance Balance maturing next 24 months First rate resets next 24 months Maturing & rate reset % of loans $5,223 648 561 487 226 131 75 $7,351 $79 21%

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Non-GAAP Financial Measures and Reconciliations 29 1 Estimated statutory tax rate of 27.25% for quarters ended June 30, 2026, and March 31, 2026, and 28.5% for all other periods 2 Ratios are annualized Return on Average Equity and June 30, March 31, June 30, Return on Average Tangible Equity Ref 2026 2026 2025 Net Income (a) 57,701$ 44,090$ 42,485$ Add: intangibles amortization, net of tax 1 5,243 5,254 1,906 Net income, excluding the impact of intangible amortization, net of tax (b) 62,945$ 49,344$ 44,391$ Average Shareholders' Equity (c) 2,728,959$ 2,860,494$ 2,384,182$ Less: average goodwill and other intangible assets 978,184 1,052,479 878,191 Average tangible shareholders' equity (d) 1,750,775$ 1,808,015$ 1,505,992$ Return on average equity 2 (a)/(c) 8.5% 6.3% 7.1% Return on average tangible equity (non-GAAP) 2 (b)/(d) 14.4% 11.1% 11.8% Quarter Ended Return on Average Equity and Return on Average Tangible Equity ($ in thousands)

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Non-GAAP Financial Measures and Reconciliations (cont’d) 30 Efficiency Ratio ($ in thousands) 1 Prior period comparative disclosures for the third and fourth quarter of 2025 have been adjusted to reflect the impact of the adoption of ASU 2025-08 June 30, March 31, December 31, September 30, June 30, Efficiency Ratio 1 Ref 2026 2026 2025 2025 2025 Noninterest expense (e) 124,474$ 130,427$ 129,510$ 163,329$ 91,080$ Less: intangibles amortization 7,207 7,222 7,480 4,251 2,666 Noninterest expense, excluding the impact of intangible amortization (f) 117,266$ 123,206$ 122,031$ 159,078$ 88,414$ Net interest income (g) 177,173 179,045 182,982 144,154 130,128 Noninterest income (h) 23,796 21,020 78,520 109,779 19,625 Efficiency ratio (unadjusted) (e)/(g+h) 61.9% 65.2% 49.5% 64.3% 60.8% Efficiency ratio (non-GAAP) (f)/(g+h) 58.4% 61.6% 46.7% 62.6% 59.0% Quarter Ended

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Non-GAAP Financial Measures and Reconciliations (cont’d) 31 1 Includes 11,144,480 Class A Shares issuable upon the conversion of 1,114,448 Class B Shares outstanding. Class B Shares also are treated as if such share had been converted into ten Class A Shares for purposes of calculating the economic rights of the Class B Shares, including upon liquidation of the Company or the declaration of dividends or distributions by the Company. As of June 30, March 31, June 30, Book Value and Tangible Book Value Per Share Ref 2026 2026 2025 Total shareholders’ equity (i) 2,689,931$ 2,791,392$ 2,416,617$ Less: goodwill and other intangible assets 941,211 1,048,574 876,614 Total tangible shareholders’ equity (j) 1,748,720$ 1,742,818$ 1,540,004$ Common shares outstanding-Class A and B (k) 221,425,469 221,400,590 202,015,832 Common shares outstanding-Class A 220,311,021 220,286,142 200,901,384 Common shares outstanding-Class B-adjusted 11,144,480 11,144,480 11,144,480 Shares outstanding at period end-adjusted 1 (l) 231,455,501 231,430,622 212,045,864 Book value per share (i)/(k) 12.15$ 12.61$ 11.96$ Tangible book value per share (non-GAAP) (j)/(l) 7.56$ 7.53$ 7.26$ Book Value and Tangible Book Value Per Share ($ in thousands, except shares and per share data)

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Non-GAAP Financial Measures and Reconciliations (cont’d) Common Equity Ratio and Tangible Common Equity Ratio 32 ($ in thousands) As of Common Equity Ratio and June 30, March 31, June 30, Tangible Common Equity Ratio Ref 2026 2026 2025 Total shareholders’ equity (m) 2,689,931$ 2,791,392$ 2,416,617$ Less: goodwill and other intangible assets 941,211 1,048,574 876,614 Total tangible shareholders’ equity (n) 1,748,720$ 1,742,818$ 1,540,004$ Total assets (o) 21,230,839$ 21,388,955$ 16,571,174$ Less: goodwill and other intangible assets 941,211 1,048,574 876,614 Total tangible assets (p) 20,289,628$ 20,340,382$ 15,694,561$ Common equity ratio (m)/(o) 12.67% 13.05% 14.58% Tangible common equity ratio (non-GAAP) (n)/(p) 8.62% 8.57% 9.81%

97 22 45 215 163 54 197 103 52 228 191 138 205 192 183 70 97 131 0 32 96 51 63 80 Non-GAAP Financial Measures and Reconciliations (cont’d) Core Net Income 33 ($ in thousands) 1 $2.8mm provision release 2 $2.2mm non-core income 3 $5.9mm non-core merger expenses 4 Non-core adjustments and core net income reflect estimated FY 2026 book tax rate of 26.50% 5 Ratios are annualized As Non-Core Core Core Net Income Ref Reported Adjustments Net Income Net Interest Income before Provision 177,173$ -$ 177,173$ Provision / (Reversal of Provision) 1 (2,767) (2,767) - Net Interest Income After Provision 179,940 2,767 177,173 Non-Interest Income 2 23,796 2,184 21,611 Non-Interest Expense 3 124,474 5,923 118,551 Pre-Tax Income 79,262 (972) 80,234 Taxes 4 21,561 21,262 Net Income (a) 57,701$ 58,972$ Add: intangibles amortization, net of tax 5,243 5,243 Net income, excluding the impact of intangible amortization, net of tax (b) 62,945 64,215 Average Assets (c) 21,318,253 21,318,253 Average tangible shareholders' equity (d) 1,750,775 1,750,775 Return on average assets 5 (a)/(c) 1.09% 1.11% Return on average tangible equity (non-GAAP) 5 (b)/(d) 14.4% 14.7% Quarter Ended June 30, 2026